                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Proxim Corporation of our report dated January 21, 2002 relating to financial statements of Proxim, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, California
September 18, 2002